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                                  Exhibit 23.1

                         [Kingery & Crouse Letterhead]


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Morgan Beaumont, Inc.
2280 Trailmate Drive, Suite 101
Sarasota, FL  34234

Gentlemen:

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-2/A, Amendment No. 1, of our report dated November 26, 2004 included in the Annual Report on Form 10-KSB/A of Morgan Beaumont, Inc. as of and for the nine months ended September 30, 2004, the year ended December 31, 2003 and the period July 10, 2000 (date of incorporation) to September 30, 2004.

We also consent to the reference to us under the heading "Experts" in such Registration Statement

/s/ Kingery & Crouse, PA
------------------------
Kingery & Crouse, P.A.

May 23, 2005